Exhibit 99.2

V    E    R    I    S     R  E  S    I    D  E  N  T  I  A  L,     I    N    C.

NEWS RELEASE

For Immediate Release

Veris Residential, Inc.

Reports First Quarter 2022 Results

Jersey City, New Jersey –  (May 4, 2022)  – Veris Residential, Inc. (NYSE: VRE) (the “Company”) today reported its results for the first quarter 2022.

FIRST QUARTER 2022 HIGHLIGHTS

-	Net income (loss) of $ (0.13) per share for the first quarter 2022

-	Core Funds from Operations (“Core FFO”) per share of $0.09 for the first quarter 2022

-	The 6,691-unit operating multifamily portfolio and the Same Store 5,825-unit operating multifamily portfolio were 97.5% and 97.2% occupied, respectively, as of March 31, 2022

-

First quarter 2022 year-over-year and quarter-over-quarter Same Store Net Operating Income (“NOI”) for the operating multifamily portfolio increased by 20.0% and 6.8%, respectively, reflecting higher occupancy, lower concessions and increasing market rents during the quarter

-	Multifamily Blended Net Rental Growth Rate was 16% during the first quarter 2022

-	Haus25, a 750-unit property located in Jersey City, NJ commenced leasing on April 6, 2022 and was 29% leased as of May 1, 2022 with 216 new leases signed

-	On March 16, 2022, the Company entered into an off-market transaction to acquire The James, a Class-A 240-unit property located in Park Ridge, NJ for $130 million, or a 4.0% cap rate

-	Completed the disposal of four land parcels located in West Windsor, Weehawken and Jersey City, NJ for $129.5 million

-	Strengthened executive leadership with the appointments of Jeff Turkanis and Taryn Fielder as Chief Investment Officer and General Counsel, respectively

Mahbod Nia, Chief Executive Officer, commented: “During the first quarter, we continued to advance our transition to a pure-play multifamily REIT while building on the positive momentum in our operating portfolio to drive occupancy and rents higher. The progress we have made in a relatively short period of time reflects the strength of our platform, including our unique ability to strategically acquire and sell properties, and construct state of the art sustainable new developments, while proactively managing our operating portfolio.”

FINANCIAL HIGHLIGHTS

For more information and a reconciliation of FFO, Core FFO, Adjusted EBITDA and NOI to net income (loss) attributable to common shareholders, please refer to the following pages and the Company’s Supplemental Operating and Financial Data package for the first quarter 2022. Please note that all presented per share amounts are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended March 31, 2022 was $(9.1) million, or $ (0.13) per share, compared to $7.6 million, or $0.06 per share, for the quarter ended March 31, 2021.

FFO for the quarter ended March 31, 2022 was $17.0 million, or $0.17 per share, compared to $16.4 million, or $0.16 per share, for the quarter ended March 31, 2021.

For the first quarter 2022, Core FFO was $8.6 million, or $0.09 per share, compared to $18.2 million, or $0.18 per share, for the quarter ended March 31, 2021, and $17.1 million, or $0.17 per share, for the quarter ended December 31, 2021. Both net income (loss) available to common shareholders and Core FFO year-over-year variances are primarily due to asset disposals partially offset by growth in the multifamily portfolio. Core FFO quarter-over-quarter variances are primarily due to the reduction in NOI from hotels, the sale of 111 River Street, and the termination of MUFG, offset by NOI growth in multifamily, as well as one-time true ups of office recovery expenses during the fourth quarter 2021.

MULTIFAMILY PORTFOLIO HIGHLIGHTS

The Company’s operating multifamily portfolio, comprised of 6,691 units, was 97.5% occupied as of March 31, 2022, up from 96.6% as of December 31, 2021.

The Same Store 5,825-unit operating multifamily portfolio was 97.2% occupied as of March 31, 2022,  3.6% above pre-pandemic levels.

First quarter 2022 year-over-year and quarter-over-quarter Same Store NOI for the operating multifamily portfolio increased by 20.0% and 6.8%, respectively, reflecting higher occupancy, lower concessions and increasing market rents during the quarter. The three lease-up properties, which stabilized in the fourth quarter 2021, contributed $3.7 million to NOI for the first quarter 2022, up 34.9% from the fourth quarter 2021.

Multifamily Blended Net Rental Growth Rate was 16%  during the first quarter 2022.

Multifamily Development

Haus25, a 750-unit property located at 25 Christopher Columbus in Jersey City, NJ commenced leasing on April 6, 2022 and was 29% leased as of May 1, 2022.

OFFICE PORTFOLIO HIGHLIGHTS

As of March 31, 2022, the Company’s consolidated office portfolio was comprised of six operational properties across 4.3 million rentable square feet and was 73.3% leased. The Waterfront office portfolio was 70.9% leased.

The Company signed 142,200 square feet of new leases, renewals or expansions in the first quarter 2022.

In January 2022, a new 15-year 130,400 square foot lease was executed with Collectors Universe at Harborside 3, replacing and expanding MUFG’s space. MUFG was not in occupation of its full space and surrendered 100,300 square feet of its lease,  paying a $23 million termination fee on a GAAP basis.

TRANSACTION ACTIVITY

Waterfront Office Dispositions

On January 21, 2022, the Company completed the disposal of 111 River Street in Hoboken, NJ for $210 million.

Land Dispositions

The Company completed the disposal of four land parcels located in West Windsor, Weehawken and Jersey City, NJ for $129.5 million year-to-date.

Two land parcels located in Hudson County, NJ remain under binding contract for a total value of $25.5 million.

Acquisitions

On March 16, 2022, the Company entered into an off-market transaction to acquire The James for $130 million, or a 4.0% cap rate.  The James is a Class-A 240-unit property located in Park Ridge, NJ, which was built in June 2021 and awarded the National Green Building Standard Silver Certification in August 2021. The acquisition is expected to close in the second quarter 2022.

BALANCE SHEET/CAPITAL MARKETS

At  March 31, 2022, the Company had a debt-to-undepreciated assets ratio of 44.9%. At March 31, 2022, total liquidity was $198 million, comprised of $26 million of unrestricted cash and $172 million of availability under the revolving credit facility. At March 31, 2022, the revolving credit facility balance was $78 million.

Over 70% of the Company’s total debt portfolio (consolidated and unconsolidated) is hedged or fixed at a weighted average interest rate of 3.78% with a maturity of 5.2 years.

With the disposal of 111 River Street in Hoboken, NJ, the Company paid down $150 million of its debt during the first quarter 2022.

LEADERSHIP TRANSITION

In addition to Amanda Lombard’s transition to Chief Financial Officer, effective April 1, 2022, Jeff Turkanis was appointed Chief Investment Officer and Taryn Fielder was appointed General Counsel, effective April 4 and April 18, 2022, respectively.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for May 5, 2022 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at: http://investors.verisresidential.com/corporate-overview.

The live conference call is also accessible by calling (646) 828-8073 and requesting the Veris Residential, Inc. earnings conference call or by using passcode, 6283762.

The conference call will be rebroadcast on Veris Residential, Inc.’s website at http://investors.verisresidential.com/corporate-overview beginning at 10:30 a.m. Eastern Time on May 5, 2022.

A replay of the call will also be accessible May 5, 2022 through March 12, 2022 by calling (719) 457-0820 and using the passcode, 6283762.

Copies of Veris Residential, Inc.’s 2022 Form 10-Q and first quarter Supplemental Operating and Financial Data are available on Veris Residential, Inc.’s website, as follows:

2022 Form 10-Q:

http://investors.verisresidential.com/sec-filings

First Quarter 2022 Supplemental Operating and Financial Data:

http://investors.verisresidential.com/quarterly-supplementals

In addition, once filed, these items will be available upon request from:

Veris Residential, Inc. Investor Relations Department

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

NON-GAAP FINANCIAL MEASURES

Included in this press release are Funds from Operations, or FFO, Core Funds from Operations, or Core FFO, net operating income, or NOI and Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization, or Adjusted EBITDA, each a “non-GAAP financial measure”, measuring Veris Residential, Inc.’s historical or future financial performance that is different from measures calculated and presented in accordance with generally accepted accounting principles (“U.S. GAAP”), within the meaning of the applicable Securities and Exchange Commission rules. Veris Residential, Inc. believes these metrics can be an useful measure of its performance which is further defined below.

For reconciliation of FFO and Core FFO to Net Income (Loss), please refer to the following pages. For reconciliation of NOI, and Adjusted EBITDA to Net Income (Loss), please refer to the Company’s disclosure in the Quarterly Financial and Operating Data package for the first quarter 2022.

FFO

FFO is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with U.S. GAAP, excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity. FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

NOI and Same Store NOI

NOI represents total revenues less total operating expenses, as reconciled to net income above. The Company considers NOI to be a meaningful non-GAAP financial measure for making decisions and assessing unlevered performance of its property types and markets, as it relates to total return on assets, as opposed to levered return on equity. As properties are considered for sale and acquisition based on NOI estimates and projections, the Company utilizes this measure to make investment decisions, as well as compare the performance of its assets to those of its peers.

NOI should not be considered a substitute for net income, and the Company’s use of NOI may not be comparable to similarly titled measures used by other companies. The Company calculates NOI before any allocations to noncontrolling interests, as those interests do not affect the overall performance of the individual assets being measured and assessed.

Same Store NOI is presented for the same store portfolio, which comprises all properties that were owned by the Company throughout both of the reporting periods.

Blended Net Rental Growth Rate

Weighted average of the net effective change in rent (inclusive of concessions) for a lease with a new resident or for a renewed lease compared to the rent for the prior lease of the identical apartment unit.

ABOUT THE COMPANY

Veris Residential, Inc. is a forward-thinking, environmentally- and socially-conscious real estate investment trust (REIT) that primarily owns, operates, acquires, and develops holistically-inspired, Class A multifamily properties that meet the sustainability-conscious lifestyle needs of today's residents while seeking to positively impact the communities it serves and the planet at large. The company is guided by an experienced management team and Board of Directors and is underpinned by leading corporate governance principles, a best-in-class and sustainable approach to operations, and an inclusive culture based on equality and meritocratic empowerment.

For additional information on Veris Residential, Inc. and our properties available for lease, please visit http://www.verisresidential.com/.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Disclosure Regarding Forward-Looking Statements" and "Risk Factors" in the Company's Annual Report on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q, which are incorporated herein by reference. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

In addition, the extent to which the ongoing COVID-19 pandemic impacts us and our tenants and residents will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Investors

Anna Malhari

Chief Operating Officer

investors@verisresidential.com

Media

Amanda Shpiner/Grace Cartwright

Gasthalter & Co.

212-257-4170

veris-residential@gasthalter.com

Veris Residential, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended
	March 31,
REVENUES	2022	2021
Revenue from leases	$65,808	$65,771
Real estate services	910	2,527
Parking income	4,177	3,086
Hotel income	1,417	1,053
Other income	26,787	3,656
Total revenues	99,099	76,093

EXPENSES
Real estate taxes	12,694	11,831
Utilities	3,933	4,092
Operating services	18,531	15,450
Real estate services expenses	2,363	3,318
General and administrative	19,475	13,989
Depreciation and amortization	26,514	28,173
Land and other impairments, net	2,932	413
Total expenses	86,442	77,266

OTHER (EXPENSE) INCOME
Interest expense	(15,025)	(17,610)
Interest and other investment income (loss)	158	17
Equity in earnings (loss) of unconsolidated joint ventures	(487)	(1,456)
Realized gains (losses) and unrealized gains (losses) on disposition of
rental property, net	1,836	-
Gain on disposition of developable land	2,623	-
Gain (loss) from extinguishment of debt, net	(6,289)	-
Total other income (expense)	(17,184)	(19,049)
Income (loss) from continuing operations	(4,527)	(20,222)

Discontinued operations:
Income from discontinued operations	-	10,962
Realized gains (losses) and unrealized gains (losses) on
disposition of rental property and impairments, net	-	22,781
Total discontinued operations, net	-	33,743
Net income (loss)	(4,527)	13,521
Noncontrolling interests in consolidated joint ventures	974	1,335
Noncontrolling interest in Operating Partnership of income
from continuing operations	898	2,305
Noncontrolling interests in Operating Partnership in discontinued operations	-	(3,067)
Redeemable noncontrolling interests	(6,437)	(6,471)
Net income (loss) available to common shareholders	$(9,092)	$7,623

Basic earnings per common share:
Income (loss) from continuing operations	$(0.13)	$(0.28)
Discontinued operations	-	0.34
Net income (loss) available to common shareholders	$(0.13)	$0.06

Diluted earnings per common share:
Income (loss) from continuing operations	$(0.13)	$(0.28)
Discontinued operations	-	0.34
Net income (loss) available to common shareholders	$(0.13)	$0.06

Basic weighted average shares outstanding	90,951	90,692

Diluted weighted average shares outstanding	99,934	99,760

Veris Residential, Inc.

Statements of Funds from Operations and Core FFO

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss) available to common shareholders	$(9,092)	$7,623
Add (deduct): Noncontrolling interests in Operating Partnership	(898)	(2,305)
Noncontrolling interests in discontinued operations	-	3,067
Real estate-related depreciation and amortization
on continuing operations (a)	28,859	30,122
Real estate-related depreciation and amortization
on discontinued operations	-	659
Continuing operations: Realized (gains) losses and unrealized (gains)
losses on disposition of rental property, net	(1,836)	-
Discontinued operations: Realized (gains) losses and unrealized (gains)
losses on disposition of rental property, net	-	(22,781)
Funds from operations (b)	$17,033	$16,385

Add (Deduct):
(Gain) loss from early extinguishment of debt, net	6,289	-
Dead deal and post sales items in Other Income/expense	-	(1,717)
Dead deal and transaction-related costs	-	-
Land and other impairments	2,932	413
(Gain) on disposition of developable land	(2,623)	-
CEO and related management change costs	-	2,089
Severance/Rebranding costs	7,642	1,045
Lease breakage fee, net	(22,664)	-
Core FFO	$8,609	$18,215

Diluted weighted average shares/units outstanding (c)	99,934	99,760

Funds from operations per share/unit-diluted	$0.17	$0.16

Core funds from operations per share/unit diluted	$0.09	$0.18

Dividends declared per common share	$-	$-

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$(3,249)	$(2,693)
Tenant improvements & leasing commissions (d)	(5,971)	(770)
Tenant improvements & leasing commissions
on space vacant for more than a year	(6,292)	(2,802)
Straight-line rent adjustments (e)	2,109	(1,279)
Amortization of (above)/below market lease intangibles, net	(110)	(1,032)
Amortization of stock compensation	2,619	2,601
Amortization of lease inducements	38	(13)
Non real estate depreciation and amortization	325	325
Amortization of debt discount/(premium) and mark-to-market, net	-	167
Amortization of deferred financing costs	1,177	907

(a)

Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $2,671 and $2,275 for the three months ended March 31, 2022 and 2021, respectively. Excludes non-real estate-related depreciation and amortization of $325 and $325 for the three months ended March 31, 2022 and 2021.

(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,665 and 8,803 shares for the three months ended March 31, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)

Includes free rent of $2,201 and $3,725 for the three months ended March 31, 2022 and 2021, respectively. Also includes the Company's share from unconsolidated joint ventures of $(305) and $88 for the three months ended March 31, 2022 and 2021, respectively.

Veris Residential, Inc.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income (loss) available to common shareholders	$(0.13)	$0.06
Add (deduct): Real estate-related depreciation and amortization
on continuing operations (a)	0.29	0.30
Real estate-related depreciation and amortization
on discontinued operations	-	0.01
Redemption value adjustment to redeemable noncontrolling interests	0.03	0.02
Continuing operations: Realized (gains) losses and unrealized (gains) losses
on disposition of rental property, net	(0.02)	-
Discontinued operations: Realized (gains) losses and unrealized (gains) losses
on disposition of rental property, net	-	(0.23)
Funds from operations (b)	$0.17	$0.16

Add (Deduct):
(Gain) loss on extinguishment of debt	0.06	-
Land and other impairments	0.03	-
Dead deal and other post-sale items in other income/expense	-	(0.02)
(Gain) on disposition of developable land	(0.03)	-
Severance/Rebranding costs	0.08	0.01
CEO and related management change costs	-	0.02
Lease breakage fee, net	(0.23)	-
Noncontrolling interest/rounding adjustment	0.01	0.01
Core FFO	$0.09	$0.18

Diluted weighted average shares/units outstanding (c)	99,934	99,760

(a)	Includes the Company’s share from unconsolidated joint ventures, and adjustments for noncontrolling interest, of $0.03 and $0.03 for the three months ended March 31, 2022 and 2021, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)

Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (8,665 and 8,803 shares for the three months ended March 31, 2022 and 2021, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Veris Residential, Inc.

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	March 31,	December 31,
Assets	2022	2021
Rental property
Land and leasehold interests	$494,935	$494,935
Buildings and improvements	3,404,452	3,375,266
Tenant improvements	108,173	106,654
Furniture, fixtures and equipment	101,690	100,011
	4,109,250	4,076,866
Less – accumulated depreciation and amortization	(606,625)	(583,416)
	3,502,625	3,493,450
Rental property held for sale, net	412,058	618,646
Net investment in rental property	3,914,683	4,112,096
Cash and cash equivalents	26,138	31,754
Restricted cash	21,153	19,701
Investments in unconsolidated joint ventures	135,116	137,772
Unbilled rents receivable, net	53,161	72,285
Deferred charges, goodwill and other assets, net	107,341	151,347
Accounts receivable	2,233	2,363

Total assets	$4,259,825	$4,527,318

Liabilities and Equity
Revolving credit facility	$78,000	$148,000
Mortgages, loans payable and other obligations, net	2,108,943	2,241,070
Dividends and distributions payable	132	384
Accounts payable, accrued expenses and other liabilities	89,980	134,977
Rents received in advance and security deposits	24,275	26,396
Accrued interest payable	5,182	5,760
Total liabilities	2,306,512	2,556,587
Commitments and contingencies

Redeemable noncontrolling interests	512,512	521,313

Equity:
Veris Residential, Inc. stockholders’ equity:
Common stock, $0.01 par value, 190,000,000 shares authorized,
90,955,759 and 90,948,008 shares outstanding	909	909
Additional paid-in capital	2,531,188	2,530,383
Dividends in excess of net earnings	(1,258,411)	(1,249,319)
Accumulated other comprehensive income (loss)	1,995	9
Total Veris Residential, Inc. stockholders’ equity	1,275,681	1,281,982

Noncontrolling interests in subsidiaries:
Operating Partnership	125,700	127,053
Consolidated joint ventures	39,420	40,383
Total noncontrolling interests in subsidiaries	165,120	167,436

Total equity	1,440,801	1,449,418

Total liabilities and equity	$4,259,825	$4,527,318